Exhibit 99.2

The following communications were issued to employees of GMH Communities Trust on February 12, 2008:

MEMORANDUM

To:	Employees

From:	Gary Holloway, Chairman, CEO and President
John DeRiggi, President of College Park Communities

Date:	February 12, 2008

Re:	Merger Announcement

Today, we share with you an important and exciting announcement about an anticipated change in the ownership structure of GMH Communities Trust and College Park Communities.

As most of you know, GMH Communities Trust has exhibited significant portfolio growth in both its student housing and military housing divisions since going public in 2004.  As a result, GMH Communities over time has inevitably received indications of interest from third parties in acquiring its business, including offers to acquire its military and student housing divisions on a combined and stand alone basis.

It is only recently, however, that GMH Communities has received offers from two separately interested buyers (one for College Park and the other for GMH Military Housing) that management and the Board of Trustees have determined are in the best interest of the Company’s shareholders to accept. Accordingly, GMH Communities issued a press release this morning to announce that it has entered into definitive agreements with each of American Campus Communities, Inc. to acquire the student housing division, and Balfour Beatty, Inc. (a division of Balfour Beatty, plc) to acquire the military housing business.  A copy of the press release is attached to this memorandum and also may be found on the GMH Communities website (www.gmhcommunities.com).

Q:  What does this mean for employees of GMH Communities and College Park Communities?

For field level employees up to and including the Regional Vice President level within College Park Communities, nothing will change from a daily business perspective.  All employees in the field will retain their current job status and your salary will not change.  It is important to recognize that our management team looked favorably upon the offer it received from American Campus Communities (“ACC”) because of their stated desire to acquire the business and keep a significant portion of the employee base, intact.

Q:  Who is American Campus Communities?

ACC is one of the nation’s largest developers, owners and managers of high-quality student housing with corporate headquarters in Austin, TX.  The company is publicly traded on the NYSE under the symbol “ACC”.  The company has four vibrant business segments:  the ownership of off-campus student housing via acquisition and development; the ownership of on-campus student housing via its ACE™ program; third-party development of on-campus student housing for colleges and universities; and third-party management for colleges, universities and institutional clients.  The company currently owns a portfolio of 44 high-quality student housing communities containing approximately 28,700 beds.  Including its third-party managed properties; ACC provides management services at a total of 63 properties representing approximately 43,800 beds.

Since 1996, ACC has developed or is in various stages of development on more than $2.3 billion of student housing assets for its own account or its university clients, and has acquired more than $650 million of student housing assets.  ACC was the first student housing company to go public in August of 2004.  Since going public, ACC has increased its total enterprise value from $350 million to $1.2 billion as of September 30, 2007.

Q:  Why us?

Our student housing portfolio spans 28 states and 38,510 beds.  This footprint provides ACC with geographic diversification to support their growth strategy and the opportunity to enter new markets.  It also enables them to cultivate new and existing relationships both on and off campuses.

ACC’s interest in us comes from their desire to acquire superior student housing communities that are located in strategic growth markets throughout the country.  Based upon our ability to build an outstanding portfolio, ACC sees tremendous opportunity is combining our student housing assets with their own, and achieving greater returns through economies of scale and creating a larger national presence.  The people in our business (you and your teammates) have done a tremendous job of building College Park into one of the leading providers of student housing within the United States, which creates differentiation through talent and commitment to excellence.  The joining of our talent and platforms will provide opportunities to take the performance of the combined asset pool to the next level.  This synergy and opportunity led ACC to select us as the perfect merger candidate for growth in the U.S.

Q:  What does this ownership change mean to you?

Obviously there are many details that are required to be completed before GMH Communities and College Park are able to complete their merger with and into ACC.  To this point, and in order to ensure a smooth transition of shared assets and services, we will continue our business operations as usual through closing.  Until the merger has been completed, our internal employee organizational/reporting structure will not change and our existing management team will continue to have the same level of authority to make decisions regarding our business operations.  After that time, our executive management team will be replaced with that of ACC, but the property level reporting structure up through Regional Vice President’s is expected to remain the same.

You are likely to have many additional questions regarding the anticipated ownership and executive management change and the impact that it may have on you personally, your career and your family.  In anticipation of your questions, we have established opportunities for you to learn more.

First, provided as an attachment with this memo is a Q & A document that attempts to answer some of the basic level questions you may have.  Second, a series of town hall meetings within the field is expected to be rolled-out within the next few weeks, and management is currently coordinating with each of the individual Regional Vice Presidents, Regional Managers and Property Managers to organize these forums.  Information about the times and locations of these meetings will be distributed via a separate communication to come in the next few days.

Q:  What will happen to the corporate office in Newtown Square, PA?

If you are an employee located at the corporate office, over the next 72 hours you will have an opportunity to meet with your supervisor(s) and human resources to address your individual situations.  I encourage you to attend these meetings and learn more about the background, details, and opportunities associated with this change.

In addition, senior leadership from ACC will be at our headquarters later this week to conduct one-on-one interviews with employees interested in opportunities for continued employment after the close.  The current intent is to have a satellite transition team located in the general area for a period of time after the merger closes and up to and one year beyond closing.  Additional opportunities may exist in ACC’s corporate office in Austin, Texas for anyone that may consider relocation.

Q:  What additional steps are necessary to complete the merger?

To date, our Board has approved of the merger transaction with ACC, and we are commencing the process for obtaining shareholder approval of the merger terms.  It will be a condition to closing with ACC that we first complete the sale of GMH Military Housing to Balfour Beatty; however, that transaction is expected to progress on a faster track and may be completed well in advance of the merger of GMH Communities and College Park with ACC.  Senior leaders across all functions in our business (risk management, accounting, human resources, information technology, legal, marketing, etc.) are working with their counterparts at ACC to ensure that a detailed transition plan will be implemented so that changes may occur as seamlessly as possible.  Since we are unable to predict precisely when our shareholder meeting will occur and other closing conditions will be met, we cannot provide a specific date on which the ownership transfer would officially occur; however, management currently believes that the process should be completed within the next 90 days.

Q:  Would we retain the name GMH Communities and College Park as a result of the ownership change?

Not in the long-term.  Upon completion of the merger, ACC would implement efforts to phase out the use of the GMH and College Park names.

Q:  Will the merger definitely happen?

A possibility does exist that the deal will not close, as sometimes occurs with large transactions such as this one between two publicly-traded companies.  As indicated earlier, the transaction is required to be submitted to, and approved by, our shareholders before we are able to complete the merger.  However, both parties are eager to make it happen and expect that it will occur no later than July 31, 2008.

Q:  What now?

For now, we would ask that everyone continue to focus on doing the outstanding job that you do, and to patiently await the release of additional news about the transaction as it becomes available.

In the meantime, if you are interested in learning more about ACC you are encouraged to visit their website at www.studenthousing.com.    From the website you can download a copy of their annual report in the investor relations section under “annual and supplemental reports”.

We thank you for contributing to our outstanding performance that has attracted the attention of one of the nation’s largest high quality student housing communities such as ACC.  We appreciate your support during this time of transition, and again, look forward to the opportunities this change will bring for our people, our partners, and our business.

This information contained herein does not constitute an offer of any securities for sale.  In connection with the merger, ACC intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of GMH Communities and ACC and other relevant materials in connection with the proposed transactions.  Investors and security holders of GMH Communities are urged to read the proxy statement/prospectus and the other relevant material when they become available because they will contain important information about GMH Communities, ACC and the proposed transactions.  The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by GMH Communities or ACC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GMH Communities by directing a written request to GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Investor Relations.  Investors and security holders may obtain free copies of the documents filed with the SEC by ACC by directing a written request to American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746 Attention: Investor Relations.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

ACC, GMH and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of GMH in connection with the merger.  Information about those executive officers and directors of ACC and their ownership of ACC common stock is set forth in the proxy statement for ACC’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2007.  Information about the executive officers and trustees of GMH and their ownership of GMH common stock is set forth in the proxy statement for GMH’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on May 8, 2007.  Investors and security holders may obtain additional information regarding the direct and indirect interests of ACC, GMH and their respective executive officers, directors and trustees in the merger by reading the proxy statement and prospectus regarding the merger when they become available.

IMPORTANT Q&A DOCUMENT

REGARDING MERGER WITH AMERICAN CAMPUS COMMUNITIES

Employee Issues	YES	NO
Will employee or location count be affected?

✓
No change at field level
and including up to
RVPs.
Almost all corporate
level student housing
positions will be
eliminated at the time
of the merger, and
others some time
thereafter. Some
essential functions will
need to remain in place
for a transition period
after closing.

Will employees in the field need to re-interview for current or existing positions?		✓ Not at the field level up to RVP.
Will existing health and dental insurance, life and AD&D insurance, and flex spending plans change for continuing employees?		✓ Following the merger, ACC must provide substantially similar benefits for at least 12 months to continuing employees; but thereafter, employees will fall under ACC plans
Will employee benefits costs, deductibles, and co-pays change for continuing employees?		✓ Same as above.
Will my time off benefits remain the same?	✓
Will I retain my original date of hire?	✓
Will I still have a 401(k) plan?	✓
Will vesting in existing 401(k) programs change?		✓

Employee Issues, continued	YES	NO
Are there any new benefits or discounts that might be available to continuing employees as a result of new ownership with ACC?

✓
During the next
renewal period ACC
intends to merge the
best provisions of
plans extending
additional benefits in
areas such as vision,
and both short term
(STD) and long term
(LTD) disability
coverage for all
regular full time
employees.

Company Operations	YES	NO
Will the Company change its name?	✓ American Campus Communities (there will be a several month transition period)
Will our strategy or current business plans change?		✓ Will continue to focus on student housing, just under different senior executive management
Will senior management change at either corporate services or at the divisions?	✓ Senior management and corporate services will be based and operated out of Austin, TX
Will there be a change in corporate headquarters locations for either corporate services or the division?	✓
Will this cause a change in our current IT roadmap/platform direction regarding new accounting or job management systems?	✓ ACC has their own operating platform, but they may operate dual systems during the transition period

Merger Details	YES	NO
Were we actively on the market by GMH Communities Trust?		✓
Is there an agreement in place to pursue this sale?	✓
Is there an estimated date for when the deal might be complete?	✓ Within 90 days from

date of announcement
Should employees be doing anything differently now to prepare?		✓ Unless contacted individually

American Campus Communities	YES	NO
Are we a good “fit” within the ACC portfolio of businesses?	✓
Would we be a significant size in proportion to ACC’s current portfolio?	✓ They will more than double in size both in employee count and number of properties
Would we operate autonomously from ACC?		✓
Will we still be part of a publicly-owned company?	✓ Traded on NYSE; ACC

Operational Impact	YES	NO
Will our operational and current reporting structure, policies and procedures remain in place?		✓ Until the closing, current executive team and operations will continue in normal course; but, following the merger, ACC senior executives and operational structure will control
Will we notify our key business partners, vendors and suppliers of the change as soon as possible?	✓ Calls/and letters to 3rd parties to be distributed shortly after public announcement

This information contained herein does not constitute an offer of any securities for sale.  In connection with the merger, ACC intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of GMH Communities and ACC and other relevant materials in connection with the proposed transactions.  Investors and security holders of GMH Communities are urged to read the proxy statement/prospectus and the other relevant material when they become available because they will contain important information about GMH Communities, ACC and the proposed transactions.  The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by GMH Communities or ACC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GMH Communities by directing a written request to GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Investor Relations.  Investors and security holders may obtain free copies of the documents filed with the SEC by ACC by directing a written request to American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746 Attention: Investor Relations.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

ACC, GMH and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of GMH in connection with the merger.  Information about those executive officers and directors of ACC and their ownership of ACC common stock is set forth in the proxy statement for ACC’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2007.  Information about the executive officers and trustees of

GMH and their ownership of GMH common stock is set forth in the proxy statement for GMH’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on May 8, 2007.  Investors and security holders may obtain additional information regarding the direct and indirect interests of ACC, GMH and their respective executive officers, directors and trustees in the merger by reading the proxy statement and prospectus regarding the merger when they become available.

IMPORTANT Q&A DOCUMENT

MERGER ANNOUNCEMENT

As GMH Communities Trust prepares for a merger with and into American Campus Communities, the following questions and answers are designed to help you understand the transition’s impact on you, our company, and our clients - in addition to offering the background behind the acquisition offer and the new successor entity, American Campus Communities (“ACC”).

EMPLOYEE ISSUES

1.	Will employee count or office locations be changed because of the new ownership?

There will be no change at the field-level, which includes Regional Vice Presidents, Regional Managers, Regional Facilities, Regional Leasing, Property Managers and all other personnel on-site at our student housing properties. At the corporate office, virtually all student housing division employees positions will be eliminated after the close — although ACC will retain certain employees for a period of time following the close in order to assist with transitioning operations. In addition, our shared services groups (such as accounting, human resources, payroll, legal, marketing, and information technology) will not be offered employment by ACC. It is important to note, however, that many of the eliminated positions are being retained by the military housing division to be acquired by Balfour Beatty, plc. As a result, while there will be several employees whose positions will be eliminated in the corporate office, ACC will be retaining approximately 96% of the College Park employees.

2.	What will happen to existing benefits, 401(k), and retirement Programs currently affiliated with GMH Communities Trust?

The plan is to continue the existing benefit programs for at least 12 months following the merger date.

3.	Do we anticipate any changes to our current business strategies and/or business plans?

Like us, ACC is one of the nation’s largest developers, owners and managers of high-quality student housing. They are also publicly-traded on the NYSE (under the symbol “ACC”). However, in addition to the ownership and management of off-campus student housing, ACC also participates in the ownership of on-campus student housing via its American Campus Equity
(ACE)™ program; third-party development of on-campus student housing for colleges and universities; and third-party management for colleges, universities and institutional clients. ACC is highly regarded among college and university administrations and has long standing relationships with numerous higher education associations. In 2007, ACC was named “Business Partner of the Year” by NACAS (National Association of College Auxiliary Services.

MERGER DETAILS

1.	How did this offer come about and why did GMH Communities Trust entertain this merger proposal?

The offer to acquire GMH Communities and College Park was unsolicited, and was the result of ACC’s strategic growth goals for geographic diversification and their interest in our asset portfolio.

2.	When do we expect the deal to close?

Mergers between two publicly-traded companies like this are inherently complex and can take many months to complete.  Before we are able close the transaction and formally merge with ACC, we will be required to obtain shareholder approval.  However, a merger has been executed between GMH Communities Trust and ACC, and we believe that our shareholders will recognize, just as our management team and Board have done so, that it is in the best interests of the Company to approve of this deal.  We currently anticipate that the merger could be completed within three to five months.

3.	What should employees do between now and then?

Employees should continue to remain focused on their normal duties and responsibilities.  Everyone should focus on supporting our business and remain committed to providing superior service.  You are encouraged to read company press releases and other communications that will be distributed in the coming weeks, and to talk to your supervisor or human resources if you have any questions.

AMERICAN CAMPUS COMMUNITIES

1.	Who is ACC? What is their portfolio of work?

ACC currently owns a portfolio of 44 high-quality student housing communities containing approximately 28,700 beds. Including its third-party managed properties, ACC provides management services at a total of 63 properties representing approximately 43,800 beds.

Since 1996, ACC has developed or is in various stages of development on more than $2.3 billion of student housing assets for its own account or its university clients, and has acquired more than $650 million of student housing assets. ACC was the first student housing company to go public in August of 2004, which in part paved way for our own IPO several months later. Since going public, ACC has increased its total enterprise value from $350 million to $1.2 billion as of September 30, 2007.

2.	What kind of a company is ACC, from a cultural standpoint?

For the last three years, American Campus has been selected as one of the “Best Companies to Work for in Texas” based on independent surveys of employees as published in Texas Monthly Magazine. One of the companies’s published major business objectives is “to be the employer of choice, having the ability to attract and retain the best and brightest employees who will be leaders in the industry.

And, when ACC executives were asked to describe the company culture, they stated that they strive to create an environment that is conducive to self-motivation, where personal achievement flourishes and job satisfaction prevails. Perhaps the last line of their mission statement says it best:

ACC Mission Statement

OUR MISSION is to be the premier provider of quality student housing communities and services through a unique understanding and an unrelenting commitment to students, parents, educational institutions and investors. Our people are our strength, achieving success through a dedication to excellence and integrity.

ACC Company Values and Objectives

	•	To be the premier provider of student housing products and services in the nation.

	•	To strive for unparalleled excellence in serving the needs of students, parents, educational institutions and investors.

	•	To maximize the value of the company through sound business practices and systems that provides a competitive advantage.

	•	To constantly evolve our products and services to meet the emerging needs of the marketplace.

	•	To be the employer of choice, having the ability to attract and retain the best and brightest employees.

	•	To create a work environment conducive to self-motivation and personal fulfillment.

	•	To establish American Campus Communities as the franchise name in the industry.

	•	To continually exceed customer and client expectations.

	•	To always treat our customers, clients and fellow employees with honesty, integrity and respect.

	•	To be an active participant in our local communities.

The company has an internal staff development program called Inside Track, where managers identify gifted field personnel and immerse and train them in all facets of company operations to facilitate their advancement and enable promotions from within. The company also has a Wellness Program, participates in environmentally sustainable development, and has a comprehensive customer feedback program.

3.	Are we still a part of a public company?

Yes and until the merger closes, GMH Communities Trust will continue to operate both our military housing division until the sale of that business segment to Balfour Beatty has been completed, and our College Park Communities division.

OPERATIONAL IMPACT

l.	How might this change affect the operations of our student housing communities?

Prior to completion of the merger, our management team will continue to remain in place and will remain dedicated to providing high-quality student housing throughout our portfolio. We will continue to interact with our employees in the same manner as prior to the merger announcement and will retain the same reporting structure as we have today. We should all remain dedicated to our common goal of being recognized as a leading provider of student and military housing throughout the United States.

2.	When will we notify our business partners, suppliers and vendors of the change?

A detailed communication plan has been developed which addresses internal and external communications, including key clients, business partners, suppliers, vendors and the media.

Should you have any questions about who to notify and when, please talk with your supervisor.

This information contained herein does not constitute an offer of any securities for sale.  In connection with the merger, ACC intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of GMH Communities and ACC and other relevant materials in connection with the proposed transactions.  Investors and security holders of GMH Communities are urged to read the proxy statement/prospectus and the other relevant material when they become available because they will contain important information about GMH Communities, ACC and the proposed transactions.  The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by GMH Communities or ACC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GMH Communities by directing a written request to GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Investor Relations.  Investors and security holders may obtain free copies of the documents filed with the SEC by ACC by directing a written request to American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746 Attention: Investor Relations.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

ACC, GMH and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of GMH in connection with the merger.  Information about those executive officers and directors of ACC and their ownership of ACC common stock is set forth in the proxy statement for ACC’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2007.  Information about the executive officers and trustees of GMH and their ownership of GMH common stock is set forth in the proxy statement for GMH’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on May 8, 2007.  Investors and security holders may obtain additional information regarding the direct and indirect interests of ACC, GMH and their respective executive officers, directors and trustees in the merger by reading the proxy statement and prospectus regarding the merger when they become available.

MEMORANDUM

To:	Employees

From:	Gary Holloway, Chairman, and CEO

Bruce F. Robinson, President of GMH Military Housing

Date:	February 12, 2008

Re:	Change in Corporate Ownership Announcement

Today, we share with you an important and exciting announcement about an anticipated change in the ownership structure of GMH Military Housing.

As most of you know, we have been a successful division of GMH Communities Trust; and, over the past three years, GMH Communities has exhibited significant portfolio growth in both its military housing and student housing (College Park Communities) businesses.  As a result, GMH Communities over time has inevitably received indications of interest from third parties in acquiring its business, including offers to acquire its military and student housing divisions on a combined and stand-alone basis.

It is only recently, however, that GMH Communities has received offers from two separately interested buyers (one for military and one for student) that management and the Board of Trustees have determined are in the best interest of the Company’s shareholders to accept.  Accordingly, GMH Communities issued a press release this morning to announce that it has entered into definitive agreements with Balfour Beatty, Inc. (a division of Balfour Beatty, plc) to acquire the military housing business, and with American Campus Communities, Inc. to acquire the student housing division.  A copy of the press release is attached to this memorandum and also may be found on the GMH Communities website (www.gmhcommunities.com).

Q:  What does this mean for employees of GMH Military Housing?

For employees within GMH Military Housing, including both field-level employees and personnel located at the corporate headquarters who work for military housing division, nothing will change from a daily business perspective.  All employees in the field and virtually all employees at the corporate office will retain their current job status, and will continue to report through the same organizational structure.  In addition, your salary will not change and benefits will be similar.  It is important to recognize that our management team looked favorably upon the offer it received from Balfour Beatty because of their stated desire to acquire the business intact, including our management team and employee-base.  In addition, because Balfour Beatty desires that GMH Military Housing remain a self-sustaining operation, GMH Military Housing expects to retain many corporate office employees that are considered part of shared services groups, such as marketing, accounting, human resources, information technology, and legal.  As a stand alone entity, we will not become part of any other Balfour Beatty US operation.

Q:  Who is Balfour Beatty?

Balfour Beatty (pronounced Bal-four Bee-tea) is the largest UK construction company.  It is a United Kingdom-based and London Stock Exchange-traded company with international operations covering the engineering, construction, services and investment fields with expected revenues in 2007 of $14 billion.  As such, Balfour Beatty is well-positioned in those infrastructure markets that offer significant long-term growth, and has set upon a strategy toward becoming one of the preeminent infrastructure companies in the world.  In 2006, Balfour Beatty identified several areas where it intended to further develop its business to ensure targeted growth, which included extension of its investment business into new markets and the establishment of strong domestic businesses in selected overseas markets.  In this regard, many of you may recall the acquisition of our construction partner, Centex Construction, by Balfour Beatty that took place during 2007.

Q:  Why us?

Balfour Beatty has outwardly expressed that one of its key strategic initiatives involves gaining access to the public private partnership (PPP) field within the United States.  As such, Balfour Beatty views GMH Military Housing as a strategic platform upon which to continue growth within the military housing privatization industry (MHPI), as well as to expand into other PPP areas, such as school and hospital systems, utilities infrastructure and airport and roadway projects.

Balfour Beatty’s interest in us comes as a direct result of GMH Military Housing’s strong historical performance.  The people in our business (you and your teammates) have done a tremendous job of building GMH Military Housing into one of the leading providers of military family housing within the United States, which creates differentiation through talent and commitment to excellence.  This outstanding performance, along with our proven track record for building strong client relationships with our privatization partners, has led Balfour Beatty to select us as the perfect business model for growth in the U.S. PPP market.

Q:  Why does management of GMH Military Housing think this change is good for the Company and its employees?

Our management team believes this is an exciting proposal and welcomes not only the opportunity to continue our growth within MHPI, but also the challenge to assist Balfour Beatty in its quest to become a leading overall PPP-provider within the United States.  Management also believes that our affiliation with Balfour Beatty will provide us with the access to capital that is needed to continue growing our current business and to develop in other PPP areas.

Q:  Will Balfour Beatty’s desire that we expand into other PPP sectors negatively impact our military housing business in the long-term?

No. Management does not intend to focus any less upon the MHPI area as a result of reviewing expansion opportunities in other PPP sectors.  Our management team is committed to continuing our current business model and believes that opportunities in other PPP sectors will only serve to promote economies of scale that will enable us to provide even better service to our current military branch partners.  In addition, as a business unit of significant size within the Balfour Beatty family and an example of successful PPP leadership, we will immediately become a key component relevant to their overall business strategy.

Q:  What does this ownership change mean to you?

Obviously there are many details that are required to be completed before the sale of GMH Military Housing to Balfour Beatty can be closed, not the least of which includes obtaining all necessary consents and approvals from our government partners and lenders, as well as taking the necessary steps to separate our business from that of GMH Communities and its student housing division.  To this point, and in order to ensure a smooth transition of shared assets and services, we intend to retain our office space at the current corporate office located in Newtown Square, PA for one year before seeking stand-alone space in the same general vicinity.  I do want to reemphasize, however, that our internal employee organizational/reporting structure will not change and our existing management team will continue to have the same level of authority to make decisions regarding our business operations.

You are likely to have many additional questions regarding this anticipated ownership change and the impact that it may have on you personally, your career and your family.  In anticipation of your questions, we have established opportunities for you to learn more.  First, provided as an attachment with this memo is a Q & A document that attempts to answer some of the basic level questions you may have.  Second, a series of town hall meetings within the field is expected to be rolled-out within the next several weeks, and management is currently coordinating with each of the individual Project Directors and Community Managers to organize these forums.  Information about the times and locations of each town hall meeting will be distributed via a separate communication to come in the next few days.  If you are an employee located at the corporate office, you will have an opportunity to meet with your supervisor(s) to address your individual situations.  I encourage you to attend these meetings and learn more about the background, details, and opportunities associated with this change.

In a nutshell…

Overall, we believe this transaction is good for everyone.  Not only will we have greater access to capital resources; but, as part of a large international company that wants to expand its U.S. presence, we will be afforded with additional individual growth opportunities.  Finally, it is always flattering to be wanted.  Balfour Beatty sought us out, and has been unwavering in its desire to have our entire team be part of their family of companies.

Specifically, we would like to assure you that your day-to-day role as an employee will remain the same.  As a service-based company, the value of our business rests in our people.  Simply put, we, along with Balfour Beatty, have a vested interest in protecting your employee experience — and so employee compensation, benefits, titles, and bonus structures will be similar to what we currently enjoy.

Q:  Where is the deal today and when will the ownership change officially take place?

A definitive agreement for the sale has been executed by GMH Communities and Balfour Beatty.  Senior leaders across all functions in our business (risk management, accounting, HR, IT, legal, marketing, etc.) are working with their peers at Balfour Beatty to ensure that a detailed transition plan is created which will make the change as seamless as possible.  Since we are unable to predict precisely when all necessary third party consents will be received and other closing conditions will be met, we cannot provide a specific date on which the ownership transfer would officially occur; however, management currently believes that process most likely will take anywhere from 60 to 90 days.

Q:  Would we retain the name GMH Military Housing as a result of the ownership change?

Not in the long-term.  Upon completion of the anticipated ownership change, we will implement efforts to phase out use of the name GMH Military Housing and begin marketing the name Balfour Beatty Communities.  While we have not set an official date by when all references to GMH Military Housing must cease, we expect that this transition process will take several months after closing of the transaction.  When the appropriate time comes, you will be contacted by our marketing group to discuss the replacement of marketing materials used throughout our operations.

Q:  Will the acquisition definitely happen?

A possibility does exist that the deal will not close, as sometimes occurs with large transactions such as this one between two publicly-traded companies.  However, both parties are eager to make it happen and are confident that it will occur no later than July 31, 2008.

Q:  What now?

For now, we ask that you and your team continue to focus on doing the outstanding job that you do, and to patiently await the release of additional news about the transaction as it becomes available.

In the meantime, if you are interested in learning more about Balfour Beatty, you are encouraged to visit their website at www.balfourbeatty.com or request copies of Balfour Beatty’s most recent annual/interim report and news magazine by contacting Kathleen M. Grim, Vice President of Marketing, at kgrim@gmh-inc.com or 610.355.8206.

We thank you for contributing to our outstanding performance that has attracted the attention of an internationally-renowned company such as Balfour Beatty.  We appreciate your support during this time of transition, and again, look forward to the opportunities this change will bring for each of you, our partners, and our business.  I’m sure, with Bruce Robinson and his executive team, this new endeavor will provide limitless growth initiatives for the business and all of you.

IMPORTANT Q&A DOCUMENT
CHANGE OF OWNERSHIP

Employee Issues	YES	NO
Will employee or location count be affected?		✓ No change at field- level; may change at corporate level, but these are expected to net a positive due to small number of “lost” employees
Will employees need to re-interview for current or existing positions?		✓
Will existing health and dental insurance, short and long term disability insurance, life and AD&D insurance, and flex spending plans change?		✓ Identical program through December 31, 2008; then new program to be designed, substantially similar to existing plans
Will employee benefits costs, deductibles, and co-pays change?		✓
Will our Service Awards program change?		✓ Identical program through December 31, 2008; then new program to be designed, substantially similar to existing plans
Will vesting in existing 401(k) programs change?		✓
Are there any new benefits or discounts that might be available to employees as a result of new ownership by Balfour Beatty?	tbd	tbd

Company Operations	YES	NO
Will we need to change our name?	✓ Balfour Beatty Communities (there will be a several month transition period)
Are there any differences to our business strategy or management by becoming foreign-owned?		✓
Do we anticipate changing our strategy or current business plans?		✓ Will continue to focus on military housing; but will consider expansion into other public-private- partnership areas
Will senior management change at either corporate services or at the divisions?		✓
Will there be a change in corporate headquarters locations for either corporate services or the divisions?		✓ It is our intention that we will remain at the corporate office for at least 1 year; then we expect to obtain stand- alone space within the vicinity
Will any departments not currently centralized at GMH Military Housing be centralized at Balfour Beatty?		✓
Will this cause a change in our current IT roadmap/platform direction regarding new accounting or job management systems?		✓ But may need to obtain separate stand- alone systems upon separation from the current jointly maintained systems
Will our Job Classification System (job titles) change?		✓
Will payroll management or distribution change?		✓

Acquisition Details	YES	NO
Were we actively on the market by GMH Military Housing?		✓
Is there an agreement in place to pursue this sale?	✓
Is there an estimated date for when the deal might be complete?	✓ Within 90 days from date of announcement
Should employees be doing anything differently now to prepare?		✓ Unless contacted individually

Balfour Beatty	YES	NO
Are we a good “fit” within the Balfour Beatty portfolio of businesses?	√
Would we be a significant size in proportion to Balfour Beatty’s other businesses?	Will be their key PPP operations in the U.S.
Would we operate autonomously from Balfour Beatty’s other U.S. businesses?	√ But we will explore where cooperation may be beneficial
Will we still be part of a publicly-owned company?	√ Traded on London Stock Exchange

Client Impact	YES	NO
Will this change affect our ability to complete contracts with existing clients?		√
Will this change impact any awarded, but not yet contracted projects?		√
Will we notify our key business partners of the change as soon as possible?	√ Military has been contacted; calls/ letters to other 3rd parties to be distributed shortly after public announcement

IMPORTANT Q&A DOCUMENT
OWNERSHIP TRANSITION

As GMH Military Housing prepares for an ownership change, the following questions and answers are designed to help you understand the transition’s impact on you, our company, and our clients in addition to offering the background behind the acquisition offer and our new parent, Balfour Beatty.

EMPLOYEE ISSUES

1.	Will employee count or office locations be changed because of the new ownership?

There will be no change at the field-level, which includes Project Directors, Community Managers, and all other personnel on-site at our project bases. At the corporate office, virtually all military housing division employees will retain their positions. In addition, as a result of Balfour Beatty’s desire that we remain a self-sustaining operation, we also are presenting offers to many employees of GMH Communities Trust who provide shared services to both military and student housing divisions (such as accounting, human resources, payroll, legal, marketing, and IT).

Our business will continue to operate as it has, continuing to own and operate military housing privatization projects and providing dedicated management, development and construction/renovation services for our projects. This will take every member of our team to achieve and, hence, the change in ownership will not negatively affect our employee count or office locations.

2.	What will happen to existing benefits, 401(k), and retirement programs currently affiliated with GMH Communities Trust?

Obviously, when we are no longer a member of GMH Communities Trust, any affiliation with their 401(k) or benefits programs will cease to exist. Our objective, however, is two-fold: 1) mirror the existing coverage including your current co-pays, deductibles and employee cost share and plan benefits through year-end, and then, 2) create an ongoing benefits program which is substantially similar to the plans we enjoy today. You can anticipate additional communications on this important topic from Human Resources in the months to come.

COMPANY OPERATIONS

1.	Will GMH Military Housing need to change its name?

When the sale is completed, then yes, GMH Military Housing will need to rename its business, as we will no longer be associated with GMH Communities Trust. When that occurs, we have plans to operate under the name Balfour Beatty Communities. It will take several months to affect this type of change, and we will need to clear licensing hurdles, create new visual identity standards, and design new company collateral (business cards, letterhead, etc.). We will, therefore, continue to operate as GMH Military Housing for a few months after the sale, while we are in the process of transitioning to our new name.

It is our expectation, however, that we will begin operating as Balfour Beatty Communities when the deal closes and will cease using the GMH name on any materials in the near future. We will keep you informed along the way of key milestones and anticipated timelines as we get closer to this target date.

2.	Do we anticipate any changes to our current business strategies and/or business plans?

We will continue to focus on owning, operating and acquiring military housing privatization projects throughout the United States. One of the reasons Balfour Beatty is interested in our company is because of our operational performance and leadership strength. They are excited about the opportunity to add our business to their portfolio, giving them a larger presence in the North American market (an emerging growth market for their business.) We do not, however, anticipate changing the expectations of our current or future business plans, except perhaps for a larger appetite for growth and expansion into other public-private partnership (PPP) sectors (such as health and school systems, utilities infrastructure and roadway and airport projects). But, we expect that we will continue to operate in the same independent way we did as part of GMH Communities Trust.

3.	Is this a positive change for the employees of GMH Military Housing?

While the nature of change is inherently difficult for most people, this is, in fact, a positive change for GMH Military Housing and our employees.

Balfour Beatty is the 6th most admired company in all industries across the United Kingdom. They have a strong culture of operations and process focus with a continual emphasis, like us, on client relationships. They support a strongly decentralized approach to managing their business and, for ten years running, they have produced double-digit profit growth. Balfour Beatty has been in the United States market since 1986, and most recently acquired one of our construction partners, Centex Construction during 2007, now known as Balfour Beatty Construction. Their management is excited about adding us to the Balfour Beatty family, and has a vision for us to become a leading player in the PPP industry.

Our strategy, leadership, brand philosophy and organizational structure will remain unchanged. We will continue to work with our same teammates, with the same leadership team, serving our customers in the same way we do today. In essence, the core of “who we are” will not change.

The bottom line is this: while change can be challenging, there should be no negative impact to our company, our people, or the clients and partners we serve other than the details of the change-in-ownership transaction itself. This change does not create an overall reduction in staff, a change in compensation philosophy, a reduction in benefits, or loss of focus, stability, or growth opportunity. In short, our business will operate the same as it did before the sale, but within a new parent ownership and brand-name structure.

ACQUISITION DETAILS

1.	How did this offer come about and why did GMH Communities Trust entertain this proposal?

While we have had a longstanding business relationship with Balfour Beatty Construction (f/k/a Centex Construction), the offer to acquire GMH Military Housing was unsolicited, and was the result of Balfour Beatty’s strategic growth goals in the North American market and their interest in our business.

2.	In what ways is this a strategic solution for GMH Military Housing?

We will be aligned with an owner who is affiliated with the military housing privatization arena through its ownership of Balfour Beatty Construction (f/k/a Centex Construction), and has adopted a strategic initiative to put forth substantial capital toward expansion of PPP projects. As a result, we will be better able to pursue our growth goals in the military housing PPP sector, as well as seek opportunities to enter into PPP projects in other sectors across the United States. And, as a business unit of significant size within the Balfour Beatty U.S. portfolio, we will become immediately a key contributor to their overall business strategy.

3.	When do we expect the deal to close?

Business transactions like this one are obviously very complex and can take many months to complete, especially when dealing with publicly-traded companies and involving a foreign-based acquiror. Before we are able close the transaction and transfer formal ownership of GMH Military Housing to Balfour Beatty, we will be required to obtain numerous consents and approvals from, among others, our government partners and lenders relating to our existing and pending military housing projects. However, an agreement has been executed between GMH Communities Trust and Balfour Beatty; and, if all proceeds as expected, we could potentially complete the sale within the next 90 days. In the event we are unable to satisfy the closing conditions contained in our agreement within this anticipated timeframe, we will have through July 31, 2008 to complete the transaction.

4.	What should employees do between now and then?

Employees should continue to remain focused on their normal duties and responsibilities. Everyone should continue to focus on supporting our business and remain committed to growth and providing superior service. You are encouraged to read company press releases and other communications that will be distributed in the coming weeks, and to talk to your supervisor if you have any questions.

BALFOUR BEATTY

1.	Who is Balfour Beatty plc? What is their portfolio of work?

Balfour Beatty plc is a leading U.K.-based international engineering, construction, services and investment group with an expected $14.3 billion in revenues in 2007.

Balfour Beatty’s business portfolio includes building, building management and related services, civil and specialist engineering and related services, principally for the transport, energy, and water sectors, and rail engineering and services. They employ nearly 35,000 people around the world, who deliver projects that directly improve lives and communities — from hospitals to highways, from railways to water supply systems, and schools to power generation and transmission. In addition, Balfour Beatty builds, upgrades and manages major road systems in the U.K., U.S., Dubai and Asia, and is a major player in the development and maintenance of major and regional airports.

Balfour Beatty’s presence in the U.S. includes operations in road, rail, and civil privatization projects, and includes ownership interest in Heery (an Atlanta-based engineering firm), and Balfour Beatty Construction (a Dallas-based construction firm). In addition, Balfour Beatty Capital Inc. is the U.S. investment arm of U.K-based Balfour Beatty Capital, which provides a broad range of infrastructure investment skills from project promotion and development through to financing, project execution and long-term asset management and operations.

2.	What kind of a company is Balfour Beatty, from a cultural standpoint?

One of the more exciting parts of this experience has been the discovery of how well-aligned Balfour Beatty’s culture is with our own. They place a high focus on social responsibility, client relationships, and employee engagement.

They are very strategic in orientation, making decisions which support a strong decentralized business management style. And, in 2005, they were voted the most admired construction company in the Management Today survey and the 20th most admired company overall in the U.K., and in 2006 they rose to the 6th.

3.	What is Balfour Beatty’s strategic growth plan in the U.S.?

Their plan for expansion in the U.S. centers around a vision of being significant in the markets they serve; and specifically, to enter the U.S. PPP market in a large way, through alignment with a company of similar values, operational processes, and who is a significant player with additional growth opportunity. Our company provides a strong fit to both their growth model and strategic plan.

4.	Does Balfour Beatty operate on a fiscal or calendar year schedule?

Balfour Beatty operates on a calendar year cycle (which is what we are currently under) and will continue to operate in this cycle once the transition is complete.

5.	What will our relationship be to other Balfour Beatty-owned companies in the U.S. (Heery/Charter/Balfour Beatty Construction/Balfour Beatty Capital Inc.)?

Balfour Beatty operates on a decentralized basis and it is their intent that GMH Military Housing be kept whole and intact and operate on a stand-alone basis. In this way, we will continue to run our business as we do today, maintaining our culture, leadership, autonomy, financial stability, and values.

As a rule, our businesses will continue to run as they do today, separate and autonomous from other Balfour Beatty divisions. However, given our new relationship ties to other Balfour Beatty-owned U.S. affiliates, we will certainly explore any opportunities where leveraging shared strengths might bring us greater client or business opportunities.

6.	Are there any ramifications to our business by becoming a foreign-owned versus U.S.-owned company?

We are not aware of any direct ramifications to our business, other than the perception issue of being a “foreign-owned” company. We believe that this will not be an issue as many other key industry players within the PPP sector are also foreign owned.

7.	Are we still a part of a public company?

We remain a part of GMH Communities Trust (NYSE: GCT), operating as GMH Military Housing, until the sale is complete. Balfour Beatty is also a publicly-traded company, but its shares are traded on the London Stock Exchange.

CLIENT IMPACT

l.	How might this change affect our current and pending client relationships and/or existing contracts?

Again, the primary reason Balfour Beatty is interested in GMH Military Housing is because of the strength of our business, client relationships, and financial success. Therefore, the goal of this sale is to transfer ownership of our business without impacting our current or future client relationships. Hence, we will work to protect our current relationships and make the transition as seamless and smooth as possible.

2.	When will we notify our current customers and business partners of the change?

A detailed communication plan has been developed which addresses internal and external communications including key clients, business partners, and the media.

Should you have any questions about who to notify and when, please talk with your supervisor.